Exhibit 99.4
Joint Filing Agreement

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A and all amendments thereto with respect to the units representing limited partner interests in Duncan Energy Partners L.P. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: December 18, 2008	/s/ Dan L. Duncan Dan L. Duncan DD SECURITIES LLC By: /s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President and Chief Legal Officer
DAN DUNCAN LLC By: /s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President and Chief Legal Officer
ENTERPRISE PRODUCTS OPERATING LLC By: Enterprise Products OLPGP, Inc., its Sole Manager By: /s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President, Chief Legal Officer and Secretary
ENTERPRISE PRODUCTS OLPGP, INC. By: /s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President, Chief Legal Officer and Secretary
ENTERPRISE PRODUCTS PARTNERS L.P. By: Enterprise Products GP, LLC, its general partner By: /s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President, Chief Legal Officer and Secretary
ENTERPRISE PRODUCTS GP, LLC By: /s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President, Chief Legal Officer and Secretary

EPE HOLDINGS, LLC By: Dan Duncan LLC, its Sole Member By: /s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President, Chief Legal Officer and Secretary
ENTERPRISE GP HOLDINGS L.P.

By:   EPE HOLDINGS, LLC, its General Partner

By:   Dan Duncan LLC, its Sole Member

By:   /s/ Richard H. Bachmann
Richard H. Bachmann
Executive Vice President, Chief Legal Officer and Secretary

ENTERPRISE PRODUCTS GTM, LLC By: /s/ Darryl E. Smith Darryl E. Smith, Manager
ENTERPRISE GTMGP, LLC By: /s/ Michael A. Creel Michael A. Creel Executive Vice President and Chief Financial Officer
ENTERPRISE GTM HOLDINGS L.P. By: Enterprise GTMGP, LLC, its general partner By: /s/ Michael A. Creel Michael A. Creel Executive Vice President and Chief Financial Officer